Exhibit 10.9
AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of June 29, 2018, by and among XPLORE TECHNOLOGIES CORP. (“Technologies”), XPLORE TECHNOLOGIES CORPORATION OF AMERICA (“XTCA” and together with Technologies, each a “Borrower” and collectively, the “Borrowers”),  XPLORE TECHNOLOGIES INTERNATIONAL CORP. (“Guarantor”), and BANK OF AMERICA, N.A. (“Lender”).
W I T N E S S E T H :

WHEREAS, the parties hereto have entered into a Loan and Security Agreement, dated as of April 17, 2017 (as amended by the Amendment to Loan and Security Agreement, dated as of January 25, 2018, as the same is now in effect and may be further amended or otherwise modified from time to time, the “Loan Agreement”) and various instruments, guaranties, agreements and other documents executed and/or delivered in connection therewith (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, restated, renewed, extended, substituted, modified or supplemented from time to time, collectively, the “Loan Documents”); and
WHEREAS, Borrowers and Lender have agreed to amend certain provisions of the Loan Agreement, and Lender is willing to do so, subject to the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the foregoing, and for good and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1.          DEFINITIONS.
SECTION 2.          Definitions in Loan Agreement.  Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.
SECTION 2.          AMENDMENTS
2.1          Section 1.1 of the Loan Agreement is hereby amended to insert the following defined terms in the appropriate alphabetical order:
“Amendment No. 2 Effective Date: May 30, 2018.”
“Eligible Foreign Uninsured Accounts: (i) Accounts that meet the requirements of Eligible Accounts, except clause (g) of such definition, which are not supported by a letter of credit or credit insurance acceptable to Lender and (ii) the portion of any Accounts that meet the requirements of Eligible Accounts, except clause (g) of such definition, in excess of the amount supported by a letter of credit or credit insurance policy acceptable to Lender.”
“Eligible Foreign Uninsured Advance Rate: the percentages set forth opposite the respective periods set forth below:
Period	Percentage
Amendment No. 2 Effective Date through and including June 22, 2018	65%

Period	Percentage
June 23, 2018 through and including June 29, 2018	55%
June 30, 2018 through and including July 6, 2018	50%
July 7, 2018 through and including July 13, 2018	45%
July 14, 2018 through and including July 20, 2018	35%
July 21, 2018 through and including July 27, 2018	25%
July 28, 2018 through and including August 3, 2018	15%
August 4, 2018 through and including August 10, 2018	5%
August 11, 2018 through and including August 17, 2018	0%
August 18, 2018 and thereafter	0%

2.2          The definition of “Accounts Formula Amount” appearing in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Accounts Formula Amount: an amount equal to the sum of (i) up to 85% of Borrowers’ domestic Eligible Accounts, plus (ii) up to 85% of Borrowers’ Eligible Foreign Insured Accounts, plus (iii) up to the Eligible Foreign Uninsured Advance Rate of Borrowers’ Eligible Foreign Uninsured Accounts, provided, that, in no event shall the aggregate amount of Revolver Loans made in respect of Eligible Foreign Insured Accounts and Eligible Foreign Uninsured Accounts exceed the following percentages of the Account Formula Amount during the respective periods set forth below:
Period	Percentage of the Accounts Formula Amount
Amendment No. 2 Effective Date through and including June 29, 2018	50%
June 30, 2018 through and including July 6, 2018	40%
July 7, 2018 through and including July 13, 2018	40%
July 14, 2018 through and including July 20, 2018	40%
July 21, 2018 through and including July 27, 2018	40%
July 28, 2018 through and including August 3, 2018	40%
August 4, 2018 through and including August 10, 2018	30%
August 11, 2018 through and including August 17, 2018	25%
August 18, 2018 and thereafter	25%

2.3          Clause (c) of the definition of “Eligible Account” appearing in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(c) when aggregated with other Accounts owing by the Account Debtor (or its Affiliates), it exceeds 15% (or in the case of (i) Verizon Communications, Inc., its Affiliates, and its designated fulfillment partners (i.e., Software House International), such percentage shall be 25%, (ii) AT&T Inc., its Affiliates, and its designated fulfillment partners (i.e., Prosys), such percentage shall be 25%, and (iii) Synnex Corporation, its Affiliates, such percentage shall be (x) 35% from the Amendment No. 2 Effective Date through and including August 10, 2018, and (y)

25% from August 11, 2018 and thereafter) of the aggregate Eligible Accounts (or such higher percentage as Lender may establish for the Account Debtor from time to time);”
2.4          The definition of “Financial Covenant Trigger Period” appearing in Section 1.1 of the Loan Agreement is hereby deleted in its entirety.
2.5          The definition of “Increased Reporting Trigger Period” appearing in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Increased Reporting Trigger Period: the period (a) commencing on the day that (i) a Default or Event of Default occurs, or (ii) the sum of Availability, minus the aggregate amount of Borrower’s accounts payables stretched beyond their customary payment practices, for each of the preceding five (5) consecutive days has been less than the greater of (x) 10% of the Borrowing Base and (y) $500,000; and (b) continuing until, during each of the preceding sixty (60) consecutive days, (i) no Default or Event of Default has existed and (ii) the sum of Availability, minus the aggregate amount of Borrower’s accounts payables stretched beyond their customary payment practices, has been more than the greater of (x) 10% of the Borrowing Base and (y) $500,000.”
2.6          The definition of “Inventory Formula Amount” appearing in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Inventory Formula Amount: an amount equal to the lesser of:
(a)	up to 65% of the Value of total Eligible Inventory consisting of finished goods; and
(b)	up to 85% of the NOLV of Eligible Inventory consisting of finished goods.
provided, that, in no event shall (i) any slow-moving Inventory (i.e. Inventory that has not been sold or shipped within twelve (12) months after the date of production) be deemed to be eligible for borrowing purposes, and (ii) the aggregate amount of Revolver Loans made in respect of Eligible Inventory exceed the following percentages of the Borrowing Base during the respective periods set forth below:
Period	Percentage of the Borrowing Base
Amendment No. 2 Effective Date through and including June 22, 2018	60%
June 23, 2018 through and including June 29, 2018	50%
June 30, 2018 through and including July 6, 2018	45%
July 7, 2018 through and including July 13, 2018	40%
July 14, 2018 through and including July 20, 2018	40%
July 21, 2018 through and including July 27, 2018	40%
July 28, 2018 through and including August 3, 2018	40%
August 4, 2018 through and including August 10, 2018	40%
August 11, 2018 through and including August 17, 2018	35%
August 18, 2018 and thereafter	35%

2.7          Section 8.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“8.1.          Borrowing Base Reports.
8.1.1          By the Tuesday of each week, Borrowers shall deliver to Lender a full Borrowing Base Report with related supporting schedules prepared as of the close of business of the previous week, and at such other times as Lender may request; provided, that, from August 18, 2018 and at all times thereafter, during an Increased Reporting Trigger Period, Borrowers shall deliver to Lender such Borrowing Base Report on a daily basis, prepared as of the close of business of the previous Business Day.
8.1.2          By the 15th day of each month, Borrowers shall deliver to Lender a full Borrowing Base Report as of the close of business of the previous month, with reconciliations to the most recent Borrowing Base Report delivered pursuant to Section 8.1.1 prior to such month end.”
2.8          The first sentence of Section 8.2.1 of the Loan Agreement is hereby amended by deleting the reference to “20th day” appearing therein and substituting “15th day” therefor.
2.9          Section 10.1.2(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(a) as soon as available, and in any event (i) on or prior to July 6, 2018 with respect to Client’s Fiscal Year ended March 31, 2018, and (ii) within 90 days after the close of each other Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and stockholders equity on a consolidated and consolidating basis for Borrowers and their Subsidiaries, which consolidated statements shall be audited on standards reasonably satisfactory to Lender (it being acknowledged and agreed that accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB shall be satisfactory) by a firm of independent certified public accountants of recognized standing selected by Borrowers and reasonably acceptable to Lender, and shall set forth comparative corresponding figures for the preceding Fiscal Year;”
2.10          Section 10.1.2(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(c) as soon as available, and in any event (i) on or prior to July 15, 2018 with respect to the months ended April 30, 2018 and May 31, 2018 and (ii) within 30 days after the end of each month (but within 60 days after the last month in a Fiscal Year), unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating basis for Borrowers and its Subsidiaries and Affiliates, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by an authorized officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year end adjustments and the absence of footnotes;”
2.11          Section 10.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“10.3.          Financial Covenants - Fixed Charge Coverage Ratio.  Borrowers shall maintain a Fixed Charge Coverage Ratio of not less than 1.0 to 1.0, determined as of the last day of the Fiscal Quarter for which financial statements were most recently required to be delivered pursuant to Section 10.1.2(b) and of each Fiscal Quarter thereafter, in each case for the trailing four Fiscal Quarter Period then ended.  Compliance with the foregoing shall be evidenced by delivery of the Compliance Certificate required under Section 10.1.2(d).”
SECTION 3.          AMENDMENT FEE

On the date hereof, in consideration of the amendments to the Loan Agreement requested by Borrowers and agreed to by Lender, Borrowers shall pay to Lender an amendment fee in the amount of $25,000 (the “Amendment Fee”).  The Amendment Fee shall be fully earned, due and payable on the date hereof and shall not be subject to refund, rebate or proration for any reason whatsoever.

SECTION 4.          PROVISIONS OF GENERAL APPLICATION
4.1          Binding Effect of Documents.  This Amendment and the other Loan Documents have been duly executed and delivered to the Lender by Borrowers and the Guarantor and are in full force and effect, as modified hereby.
4.2          Conditions to Effectiveness.  The effectiveness of the terms and provisions of this Amendment shall be subject to the receipt by Lender of this (i) Amendment, duly authorized, executed and delivered by Borrowers, Guarantor, and Lender, (ii) the Amendment Fee, and (iii) pro forma Borrowing Base Reports for the month ending May 31, 2018 and the week ended June 22, 2018, taking into account the amendments set forth in this Amendment, in each case in form and substance satisfactory to Lender.
4.3          Effect of this Amendment.  Except as modified pursuant hereto, no other changes or modifications to the Loan Documents are intended or implied and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent of conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall control.  The Loan Agreement and this Amendment shall be read and construed as one agreement.
4.4          Further Assurances.  The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment.
4.5          Binding Effect.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
4.6          Governing Law.  THIS AMENDMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK; PROVIDED THAT THE PARTIES HERETO SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
4.7          Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall constitute but one and the same Amendment.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  Delivery of a signature page hereto by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart hereof.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Loan and Security Agreement as of the date first written above.

Borrowers:

XPLORE TECHNOLOGIES CORP., as a Borrower

By:                   /s/Tom Wilkinson
Name: Tom Wilkinson
Title:  CEO

XPLORE TECHNOLOGIES CORPORATION OF AMERICA, as a Borrower

By:                   /s/Tom Wilkinson
Name: Tom Wilkinson
Title:  CEO

Guarantor:

XPLORE TECHNOLOGIES INTERNATIONAL CORP., as a Guarantor

By:                   /s/Tom Wilkinson
Name: Tom Wilkinson
Title:  CEO

Lender:

BANK OF AMERICA, N.A., as Lender

By:                   /s/Tanner J. Pump
Name: Tanner J. Pump
Title:  SVP

Amendment No. 2 to Loan and Security Agreement